Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

COMPUTE HEALTH ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your warrants.

Vote at the Meeting –
If you plan to attend the virtual online warrant holders meeting, you will need your 12 digit control number to vote electronically at the warrant holders meeting. To attend the warrant holders meeting, visit:
https://www.cstproxy.com/computehealth/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

WARRANT PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Please mark your votes like this X

Warrant Holder Proposal 1 — Warrant Amendment Proposal — to consider and vote upon an amendment (the "Warrant Amendment") to the warrant agreement that governs all of Compute Health's outstanding warrants (the "Warrant Agreement"). The Warrant Amendment proposes to (i) amend the anti-dilution provisions of the Warrant Agreement by deleting section 4.5 of the Warrant Agreement, (ii) provide that, in connection with the Business Combination (as defined in the accompanying proxy statement/prospectus), each of the outstanding warrants of Compute Health, which currently entitle the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, of Compute Health ("Compute Health Class A Common Stock") at an exercise price of $11.50 per share (each, a "Compute Health Public Warrant" and, together with the warrants of Compute Health issued in a private placement that closed contemporaneously with our initial public offering (the "Compute Health Private Warrants"), the "Compute Health Warrants"), will become exercisable for 1.420455 shares of New Allurion Common Stock at an exercise price of $11.50 per share, (iii) provide that, upon the completion of the Business Combination, each Compute Health Warrant Holder will be issued one-half of one New Allurion Public Warrant for each outstanding Compute Health Public Warrant held by such holder, and (iv) amend the term of the Compute Health Warrants such that they will expire six years after the consummation of the Business Combination, or earlier upon redemption or liquidation (collectively, the "Warrant Amendment Proposal"), the substantive text of which is attached to the accompanying proxy statement/prospectus as Annex D; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Warrant Holder Proposal 2 — Warrant Holders Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Warrant Holders Meeting to a later date or dates, if necessary, to permit the further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Warrant Holders Meeting, the Warrant Amendment Proposal would not be duly approved and adopted by the requisite holders of each of (i) the Compute Health Public Warrants and (ii) the Compute Health Private Warrants.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature__________ Signature, if held jointly__________ Date________ 2023.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Warrant Holders Meeting To view the Proxy Statement and to attend the Warrant Holders Meeting, please go to: https://www.cstproxy.com/computehealth/2023 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED WARRANT PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS COMPUTE HEALTH ACQUISITION CORP. The undersigned appoints Joshua Fink and Jean Nehmé, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the warrants of Compute Health Acquisition Corp. held of record by the undersigned at the close of business on July 3, 2023 at the Warrant Holders Meeting of Compute Health Acquisition Corp., to be held virtually at: https://www.cstproxy.com/computehealth/2023 on , 2023, at a.m. or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE WARRANT HOLDERS MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the other side)